Exhibit 99.2

INDEX TO FINANCIAL INFORMATION

Genworth Financial Mortgage Insurance Pty Ltd

Page
Statement of Earnings for the nine months ended September 30, 2006 and 2005	2
Statement of Financial Position as of September 30, 2006 and December 31, 2005	3
Statement of Changes in Stockholder’s Equity for the nine months ended September 30, 2006 and 2005
Statement of Cash Flows for the nine months ended September 30, 2006 and 2005	4
Notes to Financial Statements	5

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

QUARTERLY RESULTS OF OPERATIONS

(US Dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Nine months ended September 30,
	2006	2005
Revenues:
Premiums	$155,380	$112,068
Net investment income	53,747	42,555
Policy fees and other income	(451)	(548)

Total revenues	208,676	154,075

Losses and expenses:
Losses and loss adjustment expenses	49,488	10,360
Acquisition and operating expenses, net of deferrals	26,147	21,028
Amortization of deferred acquisition costs and intangibles	9,534	6,158

Total losses and expenses	85,169	37,546

Earnings before income taxes	123,507	116,529
Provision for income taxes	34,164	37,513

Net earnings	$89,343	$79,016

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

STATEMENTS OF FINANCIAL POSITION

(US Dollar amounts in thousands, except share amounts)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	September 30, 2006	December 31, 2005
Assets:
Fixed maturity securities available-for-sale, at estimated fair value	$1,133,359	$967,950
Cash and cash equivalents	317,031	139,452
Accrued investment income	17,784	17,718
Prepaid reinsurance premium	2,546	3,123
Deferred acquisition costs	37,225	29,663
Present value of future profits	3,321	—
Goodwill	5,618	5,610
Deferred tax asset, net	2,758	643
Other assets	399	18,774

Total assets	$1,520,041	$1,182,933

Liabilities and stockholder’s equity:
Liabilities:
Reserve for losses and loss adjustment expenses	$59,640	$33,198
Unearned premiums	691,748	567,739
Related party payables	—	1,005
Income tax liability	45,079	44,309
Amount due to broker	82,431	—
Other liabilities and accrued expenses	36,729	19,292

Total liabilities	915,627	665,543

Stockholder’s equity:
Ordinary shares—No par value; 1,066,558,500 shares authorized and issued	—	—
Additional paid-in capital	292,610	292,610
Accumulated other comprehensive income:
Net unrealized investment (losses) gains	(5,567)	(1,132)
Foreign currency translation adjustments	51,687	49,571

Total accumulated other comprehensive income	46,120	48,439
Retained earnings	265,684	176,341

Total stockholders’ equity	604,414	517,390

Total liabilities and stockholders’ equity	$1,520,041	$1,182,933

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD.

STATEMENTS OF CASH FLOWS

(US Dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Nine months ended September 30,
	2006	2005
Cash flows from operating activities:
Net earnings	$89,343	$79,016
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization of investment discounts and premiums	3,897	8,120
Net realized investment losses (gains)	972	(594)
Acquisition costs deferred	(16,382)	(10,212)
Amortization of deferred acquisition costs and intangibles	9,600	6,157
Deferred income taxes	(948)	3,572
Change in certain assets and liabilities:
Accrued investment income and other assets, net	19,559	11,306
Reserve for losses and loss adjustment expenses	26,193	6,372
Unearned premium	123,713	69,740
Other liabilities	96,171	5,158

Net cash from operating activities	352,118	178,635

Cash flows from investing activities:
Proceeds from maturities and repayments of investments:
Fixed maturities	37,136	143,675
Proceeds from sales of investments:
Fixed maturities	155,557	75,959
Purchases of investments:
Fixed maturities	(367,206)	(321,714)
Payments for equipment and software	(983)	—

Net cash from investing activities	(175,496)	(102,080)

Effect of exchange rate changes on cash and cash equivalents	957	4

Net change in cash and cash equivalents	177,579	76,559
Cash and cash equivalents at beginning of period	139,452	112,467

Cash and cash equivalents at end of period	$317,031	$189,026

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS

Nine Month Period Ended September 30, 2006 and 2005

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or “the Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

On May 31, 2006 the Company agreed to acquire Vero Lenders Mortgage Insurance Limited for $165 million. The transaction was approved by the Australian Prudential Regulation Authority and the Australian Competition & Consumer Commission. The acquisition was closed on July 3, 2006.

The Company’s unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and disclosure requirements for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete consolidated financial statements.

The financial statements have been prepared on the basis of generally accepted accounting principles (“GAAP”). Preparing financial statements in conformity with GAAP requires us to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

(2) Significant Accounting Policies

a) Premiums

Single premium is usually collected from prospective borrowers by the lenders at the time the loan proceeds are advanced, and remitted to Genworth Mortgage as the mortgage insurer. The proceeds are recorded to unearned premium reserves and recognized as premiums earned over the estimated policy life in accordance with the expected expiration of risk. This is further described in the accounting policy for unearned premiums.

b) Net Investment Income and Net Realized Investment Gains and Losses

Investment income is recognized when earned. Realized investment gains and losses are calculated on the basis of specific identification. The cost of investments for the determination of realized investment gains and losses is the amount paid when the security was originally purchased adjusted for amortization and accretion.

c) Other Income

Other income consists primarily of management fees for services provided by the Company for the management of insurance portfolios held by third party insurance companies. Such services include accounting, claims management, IT systems maintenance, portfolio analytics and management reporting. These fees are recorded as revenue when the related service is provided.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Nine Month Period Ended September 30, 2006 and 2005

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

d) Fixed Maturity Investments

Investment securities have been designated as available-for-sale and are reported in the Statement of Financial Position at fair value. Values for securities are obtained from external pricing services. Changes in the fair value of available-for-sale investments, net of deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income.

The Company regularly reviews investment securities for impairment in accordance with its impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security is in an unrealized loss position and whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as the Company’s intent to hold the security until recovery. Securities that are considered to be other-than-temporarily impaired are recognized as a charge to realized investment gains (losses) in the period in which such determination is made.

e) Cash and Cash Equivalents

Certificates of deposit, money market funds, and other time deposits with original maturities of less than three months are considered cash equivalents in the Statement of Financial Position and Statement of Cash Flows. Items with maturities greater than three months but less than one year at the time of acquisition are short-term investments and are included as part of fixed maturities. As of December 31, 2005 and 2004, short-term investments amounted to $16 million and $28 million, respectively.

f) Deferred Acquisition Costs (DAC)

Acquisition costs include costs, which vary with and are primarily related to the acquisition of insurance. Acquisition costs include those costs incurred in the acquisition, underwriting and processing of new business including solicitation and printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Such costs are deferred and amortized ratably over the terms of the underlying policies.

The Company follows Statement of Financial Accounting Standards (SFAS) No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, guidance on the amortization of deferred acquisition costs. Amortization of these costs relating to each underwriting year is charged against revenue over time in accordance with the estimated expiration of risk.

The Company reviews all assumptions underlying DAC and tests DAC for recoverability annually. All the policies written by the Company are single premium. If the balance of unearned premium plus interest earnings, is less than the current estimate of future losses and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization. For the periods ending December 31, 2005, 2004 and 2003 no charges to income were recorded as a result of DAC recoverability testing.

g) Goodwill

Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment at the reporting unit level. A reporting unit is the operating segment

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Nine Month Period Ended September 30, 2006 and 2005

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. Discounted cash flows are used to establish fair values. For the periods ending December 31, 2005, 2004 and 2003, no charges were recorded as a result of goodwill impairment testing.

h) Reinsurance

Premium revenue, benefits, and operating expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

i) Losses and Loss Adjustment Expenses

The reserve for losses and loss adjustment expenses represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of (a) claims that have been reported to the Company, (b) claims related to insured events that have occurred but that have not been reported to the Company as of the date the liability is estimated, and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process, and adjust claims.

Reserves for losses and loss adjustment expenses are based on notices of mortgage loan defaults and estimates of defaults that have been incurred but have not been reported by loan servicers, using assumptions of claim rates for loans in default and the average amount paid for loans that result in a claim. As is common accounting practice in the mortgage insurance industry and in accordance with GAAP, loss reserves are not established for future claims on insured loans that are not currently in default.

Management considers the liability for loss and loss adjustment expenses provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed annually and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for loss and loss adjustment expenses provided.

j) Unearned Premiums

For single premium insurance contracts, a portion of the revenue is recognized as premiums earned in the current period, while the remaining portion is deferred as unearned premiums and earned over time in accordance with the estimated expiration of risk. If single premium policies are canceled and the premium is non-refundable, then the remaining unearned premium related to each cancelled policy is recognized as earned premiums upon notification of the cancellation. Estimation of risk expiration for the recognition of premium is inherently judgmental and is based on actuarial analysis of historical experience. The premium earnings recognition model

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Nine Month Period Ended September 30, 2006 and 2005

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

is reviewed periodically with any adjustments to the estimates reflected in current period earnings. As a result of the reviews conducted, there was a release of $4 million to earnings in 2004. There was no release in 2003 or 2005. The next review will be completed in 2006 and thereafter will be completed annually.

k) Income Taxes

For periods prior to the corporate reorganization, the predecessor companies were included in the consolidated Australian income tax return of GE Capital Finance Australasia Pty Ltd, an indirect subsidiary of GE, and subject to a tax-sharing arrangement that allocated tax on a separate company basis and provided benefit for current utilization of losses and credits. Intercompany balances under all agreements were settled at least annually.

Effective May 21, 2004, Genworth Mortgage is included in a consolidated Australian income tax return of Genworth with its Australian parent company and, subject to a tax-sharing arrangement that allocates tax on a separate company basis and provides benefit for current utilization of losses and credits.

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts.

l) Foreign Currency Translation

The local currency, the Australian dollar, is the functional currency for the Company. The determination of the functional currency is made based on the appropriate economic and management indicators. The financial statements have been translated into U.S dollars (the “reporting currency”) in accordance with SFAS No. 52, Foreign Currency Translation. Accordingly, assets and liabilities are translated into U.S dollars at the exchange rates in effect at the Statement of Financial Position date or historical rates. Revenues and expenses are translated into U.S dollars at the average rates of exchange prevailing during the year. Translation adjustments arising from this currency re-measurement are reported as a separate component of accumulated other comprehensive income (loss) included in the Statement of Changes in Stockholder’s Equity.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the statement of earnings.

m) Accounting Pronouncements Recently Adopted

The Company adopted FASB Interpretation 46 (“FIN 46R”), Consolidation of Variable Interest Entities on July 1, 2003. FIN 46R represents a significant change in accounting principles governing consolidation of off balance sheet arrangements. One of the most common forms of off-balance sheet arrangements is asset securitization. Refer note 13 for details of the Company’s transactions with conduits that are sponsored by third parties. There is no consolidation of those conduits in the financial statements of the Company.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Nine Month Period Ended September 30, 2006 and 2005

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

On November 5, 2005, FASB Staff issued FASB Staff Position (“FSP”) Nos. 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP Nos. 115-1 and 124-1”). FSP 115-1 and 124-1 address the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP shall be applied to reporting periods beginning after December 15, 2005. Adoption of FSP Nos. 115-1 and 124-1 did not have a material impact on the Company’s results of operations and financial position.

As of January 1, 2006 the Company adopted SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 amends SFAS No. 133 and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. In addition, among other changes, SFAS 155 (i) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; (ii) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (iii) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (iv) eliminates the prohibition on a qualifying special- purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial interest. Adoption of SFAS 155 did not have a material impact on the Company’s financial statements.

n) Accounting Pronouncements Not Yet Adopted

In September 2005, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights, or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. Depending on the type of modification, the period over which these deferred balances will be recognized could be accelerated. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact SOP 05-1 will have on its results of operations and financial position.

In July 2006, FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes was issued. This guidance clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. Additionally, it applies to the recognition and measurement of income tax uncertainties resulting from a purchase business combination. This guidance is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact FIN No. 48 will have on our consolidated results of operations and financial position.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO FINANCIAL STATEMENTS—(Continued)

Nine Month Period Ended September 30, 2006 and 2005

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(3) Investments

As of September 30, 2006 and December 31, 2005, the amortized cost or cost, gross unrealized gains and losses, and estimated fair value of our fixed maturities classified as available-for-sale are as follows:

2006	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
(US Dollar amounts in thousands)
Fixed maturities:
Government—non U.S.	$47,505	$118	$(16)	$47,607
Corporate—US.	134,653	76	(1,212)	133,517
Corporate—non U.S.	958,308	2,174	(8,246)	952,235

Total available-for-sale securities	$1,140,466	$2,368	$(9,474)	$1,133,359

2005	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
(US Dollar amounts in thousands)
Fixed maturities:
Government—non U.S.	$14,712	$111	$(12)	$14,811
Corporate—US.	114,408	30	(440)	113,998
Corporate—non U.S.	840,448	3,339	(4,646)	839,141

Total available-for-sale securities	$969,568	$3,480	$(5,098)	$967,950

(4) Deferred Acquisition Costs

Activity impacting deferred acquisition costs for the period ended September 30 and December 31:

(US Dollar amounts in thousands)	2006	2005
Unamortized balance as of January 1	$29,663	$23,141
Impact of foreign currency translation	205	(537)
Costs deferred	16,383	15,040
Amortization	(9,026)	(7,981)

Unamortized balance as of September 30	$37,225	$29,663